LYONDELLBASELL BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT
LyondellBasell manages operations through six operating segments: 1) Olefins and Polyolefins-Americas; 2) Olefins and Polyolefins-Europe, Asia and International; 3) Intermediates and Derivatives; 4) Advanced Polymer Solutions; 5) Refining; and 6) Technology.

This information should be read in conjunction with our Earnings Release for the period ended June 30, 2024, including the forward-looking statements and information related to financial measures.

Olefins & Polyolefins-Americas (O&P-Americas) - Our O&P-Americas segment produces and markets olefins & co-products, polyethylene and polypropylene.

Table 1 - O&P-Americas Financial Overview

Millions of U.S. dollars	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Operating income	$519	$356	$524	$875	$895
EBITDA	670	521	679	1,191	1,220

Three months ended June 30, 2024 versus three months ended March 31, 2024 - EBITDA increased $149 million versus the first quarter 2024. Compared to the prior period, olefins results increased approximately $120 million largely due to increased production following asset downtime in the first quarter 2024 coupled with higher margins due to favorable ethylene pricing. The company's ethylene crackers operated at about 95% of capacity with the raw materials being 75% ethane and 25% other natural gas liquids. Combined polyolefins results increased approximately $45 million driven by higher margins for polyolefins due to increased polyethylene pricing despite higher ethylene costs and increased polypropylene spreads driven by lower propylene costs. Equity income fell by approximately $10 million.

Three months ended June 30, 2024 versus three months ended June 30, 2023 - EBITDA decreased $9 million versus the second quarter 2023. Olefins results increased approximately $110 million driven by higher margins due to higher sales prices driven by industry outages and favorable pricing on co-products. Combined polyolefin results decreased approximately $65 million due to lower margins driven by higher monomer costs. Equity income decreased by approximately $15 million due to higher raw material costs.

Olefins & Polyolefins-Europe, Asia, International (O&P-EAI) - Our O&P-EAI segment produces and markets olefins & co-products, polyethylene and polypropylene.

Table 2 - O&P-EAI Financial Overview

Millions of U.S. dollars	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Operating income (loss)	$30	$(11)	$54	$19	$75
EBITDA	70	14	84	84	161

Three months ended June 30, 2024 versus three months ended March 31, 2024 - EBITDA increased $56 million versus the first quarter 2024. Compared to the prior period, olefins results increased approximately $40 million primarily due to higher margins driven by higher ethylene sales price coupled with increased utilization of advantaged LPG feedstocks in Europe. The company's ethylene crackers operated at approximately 90% of capacity with about 40% of the raw materials derived from non-naphtha feedstocks. Combined polyolefins results increased approximately $10 million compared to the prior period due to higher margins driven by polypropylene pricing with increased product sales price coupled with lower monomer costs. Equity income increased by approximately $15 million driven by improved margins.

Three months ended June 30, 2024 versus three months ended June 30, 2023 - EBITDA decreased $14 million versus the second quarter 2023. Compared to the prior period, olefins results decreased approximately $15 million driven by lower margins due to higher feedstock costs. Combined polyolefins results increased approximately $20 million due to higher product pricing in low density polyethylene and polypropylene. Joint venture equity income remained flat as improving margins in Asia were offset by lower margins across other regions.

Intermediates & Derivatives (I&D) - Our I&D segment produces and markets Propylene Oxide & Derivatives, Oxyfuels & Related Products and Intermediate Chemicals, such as styrene monomer, acetyls and ethylene glycol.

Table 3 - I&D Financial Overview

Millions of U.S. dollars	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Operating income	$392	$212	$361	$604	$681
EBITDA	794	312	472	1,106	898
Identified items: Gain on sale of business	(293)	—	—	(293)	—
EBITDA excluding identified items	501	312	472	813	898

Three months ended June 30, 2024 versus three months ended March 31, 2024 - EBITDA increased $482 million compared to the first quarter 2024 or $189 million excluding a gain on the sale of our Ethylene Oxide and Derivatives business of $293 million in the second quarter of 2024. Compared to the prior period, Propylene Oxide & Derivatives results increased approximately $5 million due to higher volumes as demand modestly improved. Intermediate Chemicals results increased approximately $50 million due to higher volumes following asset downtime in the first quarter and increased acetyls margins driven by lower natural gas costs coupled with higher product pricing. Oxyfuels & Related Products results increased approximately $90 million largely driven by higher volumes following asset downtime in the first quarter and record oxyfuels volumes in the second quarter.

Three months ended June 30, 2024 versus three months ended June 30, 2023 - EBITDA increased $322 million versus the second quarter 2023 or $29 million excluding a gain on the sale of our Ethylene Oxide and Derivatives business of $293 million in the second quarter of 2024. Compared to the prior period, Propylene Oxide & Derivatives results increased approximately $15 million due to higher volumes as demand improved partially offset by lower derivatives margins as product pricing declined. Intermediate Chemicals results increased approximately $15 million driven by increased styrene margins partially offset by lower acetyls product pricing. Oxyfuels & Related Products results decreased approximately $20 million due to lower margins as gasoline crack spreads declined relative to the prior year.

Advanced Polymer Solutions (APS) - Our Advanced Polymer Solutions segment produces and markets Compounding & Solutions, such as polypropylene compounds, engineered plastics, masterbatches, engineered composites, colors and powders.

Table 4 - Advanced Polymer Solutions Financial Overview

Millions of U.S. dollars	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Operating income (loss)	$15	$13	$9	$28	$(238)
EBITDA	40	35	34	75	(192)
Identified items: Goodwill impairment	—	—	—	—	252
EBITDA excluding identified items	40	35	34	75	60

Three months ended June 30, 2024 versus three months ended March 31, 2024 - Compared to the first quarter 2024, EBITDA increased $5 million driven by higher margins as prices modestly improved.

Three months ended June 30, 2024 versus three months ended June 30, 2023 - Compared to the second quarter 2023, EBITDA increased $6 million, driven by higher volumes.

Refining - Our Refining segment produces and markets gasoline and distillates, including diesel fuel, heating oil and jet fuel.

Table 5 - Refining Financial Overview

Millions of U.S. dollars	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Operating (loss) income	$(57)	$24	$(3)	$(33)	$183
EBITDA	(7)	55	47	48	293
Identified items: Refinery exit costs	22	16	67	38	136
EBITDA excluding identified items	15	71	114	86	429

Three months ended June 30, 2024 versus three months ended March 31, 2024 - Relative to the first quarter 2024, EBITDA decreased $62 million, or $56 million excluding second quarter 2024 exit costs of $22 million and first quarter 2024 exit costs of $16 million. Compared to the prior period, volumes were higher following asset downtime in the first quarter 2024. Margins declined in the second quarter 2024 as the Maya 2-1-1 industry crack spread decreased by $5 per barrel to $29 per barrel coupled with gasoline pricing increases, offset by mark-to-market benefit from our commodity hedges. The Houston Refinery operated at an average crude throughput of 250,000 barrels per day which corresponds to a utilization rate of 93%.

Three months ended June 30, 2024 versus three months ended June 30, 2023 - Relative to the second quarter 2023, EBITDA decreased $54 million, or $99 million excluding second quarter 2024 exit costs of $22 million and second quarter 2023 exit costs of $67 million. Compared to the prior period, margins decreased with the Maya 2-1-1 industry crack spread decreasing approximately $10 per barrel driven by a lower Maya differential as heavy crude tightened from prior year. Crude throughput increased by approximately 5,000 barrels per day due to improvements in operations.

Technology - Our Technology segment develops and licenses chemical and polyolefin process technologies and manufactures and sells polyolefin catalysts.

Table 6 - Technology Financial Overview

Millions of U.S. dollars	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Operating income	$72	$109	$70	$181	$131
EBITDA	84	118	79	202	152

Three months ended June 30, 2024 versus three months ended March 31, 2024 - EBITDA decreased $34 million compared to the prior period with licensing revenues normalizing following a strong prior quarter.

Three months ended June 30, 2024 versus three months ended June 30, 2023 - EBITDA increased $5 million relative to the second quarter 2023. Compared to the prior period, licensing revenue has increased due to contracts meeting significant milestones.

Capital Spending and Cash Balances
Capital expenditures, including sustaining maintenance and profit-generating growth projects, were $484 million during the second quarter 2024. At the end of the quarter, cash and liquid investment balances were $2.9 billion, which includes cash and cash equivalents, restricted cash and short-term investments. There were 325 million common shares outstanding as of June 30, 2024. The company paid dividends of $438 million and repurchased approximately 0.8 million shares during the second quarter 2024.

Table 7 - Reconciliation of EBITDA to EBITDA Excluding Identified Items by Segment
	Three Months Ended			Six Months Ended
Millions of U.S. dollars	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
EBITDA:
Olefins & Polyolefins - Americas	$670	$521	$679	$1,191	$1,220
Olefins & Polyolefins - EAI	70	14	84	84	161
Intermediates & Derivatives	794	312	472	1,106	898
Advanced Polymer Solutions	40	35	34	75	(192)
Refining	(7)	55	47	48	293
Technology	84	118	79	202	152
Other	(7)	(8)	(12)	(15)	(18)
EBITDA	$1,644	$1,047	$1,383	$2,691	$2,514

Identified items:
less: Gain on sale of business:
Intermediates & Derivatives	$(293)	$—	$—	$(293)	$—
add: Impairments:
Advanced Polymer Solutions	—	—	—	—	252
add: Refinery exit costs:
Refining	22	16	67	38	136
Total Identified items:	$(271)	$16	$67	$(255)	$388

EBITDA excluding identified items:
Olefins & Polyolefins - Americas	$670	$521	$679	$1,191	$1,220
Olefins & Polyolefins - EAI	70	14	84	84	161
Intermediates & Derivatives	501	312	472	813	898
Advanced Polymer Solutions	40	35	34	75	60
Refining	15	71	114	86	429
Technology	84	118	79	202	152
Other	(7)	(8)	(12)	(15)	(18)
EBITDA excluding Identified items	$1,373	$1,063	$1,450	$2,436	$2,902